EXHIBIT 99.1

NEWS RELEASE

Superior Uniform Group, Inc.

A NASDAQ Listed Company: SGC

10055 Seminole Blvd.

Seminole, FL 33772-2539

Contact:
Andrew D. Demott, Jr., CFO	OR	Hala Elsherbini, Halliburton Investor Relations
(727) 803-7135		(972) 458-8000

For Immediate Release

SUPERIOR UNIFORM GROUP, INC. REPORTS OPERATING RESULTS FOR 2016

●	Net Sales Increase 20.1 percent
●	Net Income Increases 12.0 percent
●	17th Consecutive Quarter with Sales Increase

SEMINOLE, Fla. - February 23, 2017 – Superior Uniform Group, Inc. (NASDAQ: SGC), today announced its fourth quarter and year-end operating results for 2016.

The Company announced that for the year ended December 31, 2016, net sales increased 20.1 percent to $252.6 million, compared to 2015 net sales of $210.3 million. Net income for the year ended December 31, 2016 was $14.6 million, or $0.98 per diluted share, compared to $13.1 million, or $0.90 per diluted share, reported for the year ended December 31, 2015.

ASU No. 2016-09, Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. This ASU simplifies several aspects of accounting for share-based payment transactions, including the income tax consequences. During the quarter ended December 31, 2016, we elected to early adopt the ASU, effective January 1, 2016, which resulted in retrospective adjustments to the 2016 quarterly financial statements. Net income for 2016 was positively impacted by $0.9 million as a result of this change in accounting with $0.4 million of this change being reflected in the fourth quarter results. Conversely, as a result of the BAMKO acquisition in March, our 2016 net income was negatively impacted by $1.1 million in pre-tax acquisition related expenses.

Net sales for the fourth quarter ended December 31, 2016 increased 21.6 percent to $64.7 million, compared to 2015 fourth quarter net sales of $53.2 million. This represents our 17th consecutive quarter of year-over-year sales increases. Net income for the fourth quarter ended December 31, 2016 was $4.4 million, or $0.30 per diluted share, compared to net income of $3.4 million or $0.23 per diluted share, reported for the fourth quarter ended December 31, 2015.

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Michael Benstock, chief executive officer, commented, “We are pleased to report solid gains for both top and bottom line performance for fiscal 2016. Net income increased 12.0 percent on a net sales gain of 20.1 percent. Results like these are only possible through the hard work and disciplined focus of our teams. We also laid the groundwork for long-term future success by strengthening our competitive position and broadening our growth prospects. During 2016, we completed the acquisition of BAMKO to give us a strong foothold in the promotional products and branded merchandise market. We opened a new factory in Haiti to improve our competitive position, and we completed our new call center facility in El Salvador that essentially triples our capacity there.

“Our updated guidance relative to net sales is as follows: Over the next three to five years on average, we expect organic growth in our uniform segment will exceed 6 percent, our promotional products segment will exceed 15 percent organic growth and our remote staffing solutions segment will generate growth of $3.0 million to $3.5 million per year. Overall, we expect average organic growth in excess of 8 percent. We intend to supplement our organic growth with acquisitions in the promotional products segment each year while continuing to pursue acquisitions in the uniform segment as they become available.”

About Superior Uniform Group, Inc.

Superior Uniform Group® (NASDAQ: SGC), established in 1920, is one of America’s foremost providers of fine uniforms and image apparel. Headquartered in Seminole, Fla., Superior Uniform Group manages award-winning uniform apparel programs for major corporations nationwide. Leaders in innovative uniform program design, global manufacturing, and state-of-the-art distribution, Superior Uniform Group helps companies achieve a more professional appearance and better communicate their brands – particularly those in healthcare, private security, retail, hospitality, transportation and food service industries.

The company’s commitment to service, technology, quality and value-added benefits, as well as its financial strength and resources, support customers’ diverse needs while embracing a “Customer 1st, Every Time!” philosophy and culture. Superior Uniform Group sells its wide range of products through its signature brands Superior I.D.™, Fashion Seal Healthcare® and HPI Direct®. Superior Uniform Group is also the parent company for The Office Gurus®, which provides call center and BPO solutions to a variety of customers, and BAMKO®, its innovative promotional products company that provides custom branding solutions to some of the nation’s strongest brands.

For more information, call (800) 727-8643 or visit www.SuperiorUniformGroup.com.

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Statements contained in this press release which are not historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements are subject to risks and uncertainties, including without limitation, those identified in the Company’s SEC filings, which could cause actual results to differ from those projected.

Comparative figures for 2016 and 2015 are as follows:

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SUPERIOR UNIFORM GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
YEARS ENDED DECEMBER 31,

	2016	2015
Net sales	$252,596,000	$210,317,000

Costs and expenses:
Cost of goods sold	165,614,000	138,884,000
Selling and administrative expenses	66,396,000	52,018,000
Interest expense	688,000	519,000
	232,698,000	191,421,000

Income before taxes on income	19,898,000	18,896,000
Income tax expense	5,260,000	5,830,000
Net income	$14,638,000	$13,066,000

Weighted average number of shares outstanding during the period
(Basic)	14,082,243	13,761,009
(Diluted)	14,897,489	14,578,644
Per Share Data:
Basic
Net earnings	$1.04	$0.95
Diluted
Net earnings	$0.98	$0.90

Cash dividends per common share	$0.340	$0.315

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SUPERIOR UNIFORM GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
YEARS ENDED DECEMBER 31,

ASSETS

	2016	2015
CURRENT ASSETS:
Cash and cash equivalents	$3,649,000	$1,036,000
Accounts receivable, less allowance for doubtful accounts of $1,276,000 and $848,000, respectively	41,823,000	29,914,000
Accounts receivable - other	3,085,000	3,262,000
Inventories	69,240,000	63,573,000
Prepaid expenses and other current assets	7,214,000	6,214,000
TOTAL CURRENT ASSETS	125,011,000	103,999,000

PROPERTY, PLANT AND EQUIPMENT, NET	27,533,000	22,524,000
OTHER INTANGIBLE ASSETS, NET	23,238,000	14,222,000
GOODWILL	11,269,000	4,135,000
DEFERRED INCOME TAXES	6,800,000	4,980,000
OTHER ASSETS	2,997,000	1,871,000
	$196,848,000	$151,731,000

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$13,507,000	$11,775,000
Other current liabilities	10,716,000	8,307,000
Current portion of long-term debt	5,893,000	2,750,000
Current portion of acquisition-related contigent liability	1,788,000	1,787,000
TOTAL CURRENT LIABILITIES	31,904,000	24,619,000

LONG-TERM DEBT	36,227,000	21,131,000
LONG-TERM PENSION LIABILITY	9,467,000	8,925,000
LONG-TERM ACQUISITION-RELATED CONTINGENT LIABILITY	7,238,000	3,866,000
OTHER LONG-TERM LIABILITIES	1,462,000	500,000
COMMITMENTS AND CONTINGENCIES (NOTE 11)
SHAREHOLDERS' EQUITY:
Preferred stock, $.001 par value - authorized 300,000 shares (none issued)	-	-
Common stock, $.001 par value - authorized 50,000,000 shares, issued and outstanding - 14,513,207 and 13,917,465, respectively.	15,000	14,000
Additional paid-in capital	42,416,000	33,806,000
Retained earnings	74,283,000	65,392,000
Accumulated other comprehensive income (loss), net of tax:
Pensions	(6,258,000)	(6,448,000)
Cash flow hedges	21,000	(74,000)
Foreign Currency Translation Adjustment	73,000	-
TOTAL SHAREHOLDERS' EQUITY	110,550,000	92,690,000
	$196,848,000	$151,731,000

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SUPERIOR UNIFORM GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31,

	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$14,638,000	$13,066,000
Adjustments to reconcile net income to net cash provided from operating activities:
Depreciation and amortization	4,935,000	3,873,000
Provision for bad debts - accounts receivable	512,000	266,000
Share-based compensation expense	1,638,000	1,361,000
Deferred income tax (benefit) provision	(1,940,000)	(1,216,000)
Gain on foreign currency transactions	(264,000)	-
Gain on disposals of property, plant and equipment	-	(1,000)
Adjustment to acquisition-related contingent liability	(200,000)	(200,000)
Accretion of acquisition-related contingent liability	169,000	119,000
Excess tax benefit from exercise of stock options and SARS	-	1,575,000
Changes in assets and liabilities, net of acquisition of business:
Accounts receivable - trade	(7,244,000)	(2,224,000)
Accounts receivable - other	177,000	873,000
Inventories	(5,427,000)	(5,291,000)
Prepaid expenses and other current assets	2,203,000	(1,717,000)
Other assets	(1,029,000)	(1,817,000)
Accounts payable	87,000	2,069,000
Other current liabilities	1,943,000	(631,000)
Long-term pension liability	829,000	(112,000)
Other long-term liabilities	962,000	(80,000)
Net cash provided from operating activities	11,989,000	9,913,000

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment	(7,385,000)	(8,069,000)
Proceeds from disposals of property, plant and equipment	-	24,000
Acquisition of business, net of acquired cash	(15,161,000)	-
Net cash used in investing activities	(22,546,000)	(8,045,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt	125,067,000	67,345,000
Repayment of long-term debt	(106,827,000)	(68,416,000)
Payment of cash dividends	(4,707,000)	(4,255,000)
Payment of acquisition-related contingent liability	(1,800,000)	(1,200,000)
Proceeds received on exercise of stock options	1,504,000	1,840,000
Tax benefit from vesting of acquisition related restricted stock	990,000	-
Tax withholdings on exercise of stock rights	(405,000)	(732,000)
Common stock reqcquired and retired	(714,000)	-
Net cash provided from (used in) financing activities	13,108,000	(5,418,000)

Effect of exchange rates on cash	62,000	-

Net increase (decrease) in cash and cash equivalents	2,613,000	(3,550,000)

Cash and cash equivalents balance, beginning of year	1,036,000	4,586,000

Cash and cash equivalents balance, end of year	$3,649,000	$1,036,000